Exhibit 10.10
February 1, 1995



Ronald G. Evens, M.D.
The Edward Mallinckrodt Institute of Radiology
516 S. Kingshighway
St. Louis, MO 63110

Dear Dr. Evens:

A letter of agreement dated December 22, 1986 and renewal letters dated November 29, 1989, February 19, 1991, January 16, 1992, December 17, 1992, and January 7, 1994, between you and Mallinckrodt Medical, Inc. set forth the general terms and conditions under which you agree to serve Mallinckrodt Medical, Inc., in a consulting capacity for the period beginning January 1, 1987 and ending December 31, 1994.

Mallinckrodt Medical Inc. desires to retain your consulting services through the period beginning January 1, 1995 and ending December 31, 1995 under the same terms and conditions as set forth in said letter agreement dated December 22,1986 and renewal letters dated November 29, 1989 and February 19, 1991.

If the foregoing meets with your understanding and approval, please execute this letter in duplicate at the place indicated below and return one of the signed duplicates to us thereby indicating your agreement to continue to serve Mallinckrodt Medical, Inc., as a consultant for the above-stated period.

Very truly yours,                     ACCEPTED & AGREED TO:

MALLINCKRODT MEDICAL, INC.            RONALD G. EVENS, M.D.

BY:    J. EUGENE FOX                       RONALD G. EVENS, M.D.
- --------------------------            ------------------------------
       J. Eugene Fox                       Ronald G. Evens, M.D.

Title: Senior Vice President
       Science and Technology

DATE:   February 6, 1995